Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264256 on Form S-8 of our report dated March 31, 2022, (September 26, 2022, as to the effects of the reverse recapitalization described in Note 1), relating to the financial statements of GreenLight Biosciences, Inc. appearing in this Current Report on Form 8-K of GreenLight Biosciences Holdings, PBC, filed on September 26, 2022.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

September 26, 2022